Exhibit 99.1

For Immediate Release Investor Relations Contact: Fitzhugh Taylor 203-682-8261 investors@chuys.com

Chuy’s Holdings, Inc. to Present at
the Jefferies 2015 Consumer Conference

Austin, TX - June 18, 2015 - Chuy’s Holdings, Inc. (NASDAQ: CHUY) announced today that the Company will present at the Jefferies 2015 Consumer Conference at the White Elephant Hotel in Nantucket, MA.
Chuy’s presentation will begin at 2:30 PM Eastern Time on Tuesday, June 23, 2015. This presentation will be webcast live and archived on Chuy’s website. To access the webcast and a copy of the presentation to be used during this conference, please visit www.chuys.com under the tab Investor Relations.

About Chuy’s
Founded in Austin, Texas in 1982, Chuy's owns and operates 63 full-service restaurants across fourteen states serving a distinct menu of authentic, made from scratch Tex Mex inspired dishes. Chuy's highly flavorful and freshly prepared fare is served in a fun, eclectic and irreverent atmosphere, while each location offers a unique, "unchained" look and feel, as expressed by the concept's motto "If you've seen one Chuy's, you've seen one Chuy's!". For further information about Chuy's, including the nearest location, visit the Chuy's website at www.chuys.com.